Exhibit 10.56

Commercial Lease Agreement - Legal Entity	Agreement No.: 001239613

1	Branch: 03394 - BRANCH EMP. LAPA		City/State: SÃO PAULO-SP		Current Account:
2	Lessor: BRADESCO LEASING S/A ARRENDAMENTO MERCANTIL			CNJP/MF [Corporate Taxpayer's Registry of the Ministry of Finance]:
3	Lessee: CIMCORP COMERCIO INTERNACIONAL E INF SA
4	Address: AV MORUMBI, 6901
5	City / State SÃO PAULO / SP
6	CEP [Zip Code]: 05650-002	7	CNPJ/CPF:	8	State Enrollment:
9	Cost of the Assets: 1,603,240.79
Identification of Suppliers
10	Supplier 1 ACORP DO BRASIL IMP E EXXP LTDA			CNPJ/CPF [Corporate / Individual Taxpayer's Registry]
	Address AV AYRTON SENNA DA SILVA, 234			District MONTE SERRAT
	City ITAGUAI			CEP 23815-000	State RJ
	Supplier 2 SUN MICROSYSTEMS DO BRASIL			CNPJ/CPF
	Address RUA ALEXANDRE DUMAS, 2016			District CHAC SANTO ANTONIO
	City SAO PAULO			CEP 04717-004	State SP
11	Qty 1	Description VRTS NETBACKUP CLIENT 3 STD LIC EXPRESS - NF 41980 - ACORP		Unit Value 8,781.39	Total Value 8,781.39	F 1
	4	VRTS NETBACKUP CLIENT 3 ESSENTIAL - Invoice 41980 - ACORP		2,019.78	8,079.12	1
	1	CONF INFORMATICS EQUIPMENT Invoice 38878 - Invoice 38878 - SUN		28,001.55	28,001.55	2
	1	SMALL CAPACITY PROCESS UNIT MOD SBX6440 - Invoice 38880 - SUN		15,115.15	15,115.15	2
	1	SMALL CAPACITY PROCESS UNIT MOD SBX6440 - Invoice 38881 - SUN		15,115.15	15,115.15	2
	1	CONF INFORMATICS EQUIPMENT Invoice 38921 - Invoice 38921 - SUN		877,585.91	877,585.91	2
	1	SOFTWARE LICENSE - Invoice 45538 - SUN		225,335.54	225,335.54	2
	1	GUARANTEE UPGRADE SERVICES PROVISION - Invoice 45540 - SUN		325,943.31	325,943.31	2
	1	TRAINING SERVICES PROVISION - Invoice 45541 - SUN		99,283.67	99,283.67	2
12	Quantity of insurance installments			13	Lease Term 48 months
Date: January 21, 2010 Initials	1/10 3rd copy - Client

Commercial Lease Agreement - Legal Entity	Agreement No.: 001239613

Compensation
14	Quantity 48				Value 30,746.17
Guaranteed Residual Value:
15	Total 689,393.76	Advanced 0.00	Value In Installments 689,393.76	Final 0.00	No. of Installments 48	Installment 14,362.37
16	Commitment Fee		17	Promissory Note Value 2,165,209.92	Grace Period (months) 0
18	Monetary Correction of Fields 14 and 15 PREFIXED
Payment of Compensations
19	Form RETROACTIVE PAYMENT			Frequency MONTHLY
20	TAC Fee 485.00			21	Payment Form Direct Debit to Current Account

Osasco - SP, January 21, 2010.

Lessor: BRADESCO LEASING S/A ARRENDAMENTO MERCANTIL CNPJ/MF: Signed: [illegible signature] Name: Eliete Marcia Manoel	Lessee: CIMCORP COMERCIO INTERNACIONAL E INF SA CNPJ/MF: Signed: [illegible signature] Signed: [illegible signature]
GUARANTORS: Signed: [illegible signature] Name: Juri Saukas CNPJ/CPF: AUTHORIZING SPOUSE Signed: [illegible signature] Name: Ioco Sato Saukas CPF:
WITNESSES: 1. Signed: [illegible signature] Name: Marisa Correia Teixeira ID:	2. Signed: [illegible signature] Name: Rafael Yamamoto ID:

Date: January 21, 2010 Initials	2/10 3rd copy - Client

1 -	AQUISITION OF THE ASSETS:
1.1-
LESSOR will acquire the ASSETS described in field 11, at LESSE'S account and risk, which represents to have select the same as a free will, as well as for the SUPPLIERS, LESSEE being fully responsible for a mistake or omission in its specifications, as well as for the SUPPLIER'S procedure; Sole Paragraph: With respect to Import Leasing operations, and in view that the specifications of the ASSETS to be imported were performed by LESSEE, it is responsible for the correct framing of said goods at the Common Extern Rate (TEC) and at the Mercosur Common Nomenclature (NCM), as well as the calculation basis, fiscal rates and treatment applicable, with respect to taxes and charges, including social contributions, application to the classification informed, being hereby agreed that, any fiscal or tax increase, as well as fines and charges over such increase, due to framing problems, LESSEE shall be responsible for, in addition to the burdens resultant from the process of customs clearance and nationalization of said ASSETS and procedures proposed in face of LESSOR by any authority, whether Municipal, State or Federal, to enforce Law No. 9.605/98 (conducts and activities harming the environment) and any other legislation applicable to the matter, including all burdens arising out of any kind of complaint filed by legal entities or individuals as a result of acts and/or facts imposed to LESSOR in function of the nature and characteristics of the imported goods.

1.2-
In the event the total cost of any and all of the ASSETS, as well as the cost of collection of resources allocated by LESSOR to acquire them, incurs in any change between this date and the date of delivery and receipt, or the date of signature of the ASSETS RECEIPT AND ACCEPTANCE FORM, LESSEE irrevocably and unconditionally undertakes to sign an amendment to this agreement, so that the values set forth in fields 9, 14, 15 and 17, and the and the fees set forth in field 16 correspond to the changes incurred, replacing, therefore, the promissory note set forth in clause 11 or issuing a complementary note, with the same guarantees, at the exclusive option of LESSOR.

1.3-
If LESSEE and the co-debtors fail to sign, within 48 hours as of the notice made by LESSOR, the aforementioned amendment and in the failure in issuing, guaranteeing and delivering LESSOR the new promissory note or the complementary promissory note, LESSOR shall consider this agreement terminated, LESSEE undertaking to refund LESSOR, promptly, the amounts spent by it, duly corrected and with the addition of the charged set forth in field 16.

2-	REMIT, DELIVERY OR INSTALLATION OF THE ASSETS:
2.1-
LESSEE is exclusively liable for all risks, expenses and charges related to the remit, transport, insurances, receipt and installation of the ASSETS, as well as the consequences of the eventual delay in the deliveries and also the risks and burdens due to defects that the same may present or for not corresponding to the specifications;

2.2-
At the receipt of the ASSETS, LESSEE shall deliver LESSOR the ASSETS RECEIPT AND ACCEPTANCE FORM, representing that the same are found in good order and in perfect use conditions, authorizing the payment to the SUPPLIERS;

2.3-
If the ASSETS are delivered in apportionments, LESSEE will inform LESSOR, in writing, each receipt and at the time of the receipt of the last portion will provide the ASSETS RECEIPT AND ACCEPTANCE FORM duly signed;

2.4-
If LESSEE fails to deliver said ASSETS RECEIPT AND ACCEPTANCE FORM, within ten (10) days as of the delivery and/or installation of the ASSETS, evidencing the fact by means of documents held by LESSOR, it shall be considered received according to the specifications and in perfect state and conditions;

2.5-
In the event it is impossible to deliver the ASSETS, in whole or in part, within the agreed term, whether due to waiver of LESSEE, whether due to noncompliance by the SUPPLIERS or, further, for any other reason or if out of control by LESSEE or of the SUPPLIERS, LESSOR may, in the case of partial delivery, at its exclusive option, perform the commercial lease of the ASSETS delivered, with the consequent change to the values, what will be made according to what is set forth in item 1.2 of clause 1, or with the termination of this agreement, event in which LESSEE shall promptly refund LESSOR for the amounts eventually paid, as well as those related to commitments assumed as a direct or indirect result of this agreement, amounts that LESSEE acknowledges as net and certain, once evidenced by receipts or any other documents delivered by the SUPPLIERS, duly monetarily corrected and with the addition of the charges set forth in item 1.3 of clause 1. After the due payment, LESSOR subrogates its rights and actions to LESSEE.

Date: January 21, 2010 Initials	3/10 3rd copy - Client

3-	COMMITMENT FEE:
Throughout the period comprised between the date of release of the resources to the SUPPLIERS and the ASSETS RECEIPT AND ACCEPTANCE FORM, LESSEE shall pay, monthly, on the last business day of each month, the commitment fee set forth in field 16, comprising the monetary correction and charges, to be charged over the advanced amounts by LESSOR for the acquisition of the ASSETS, calculated as of the advance or of each portion of the advance.
4-	TERM, COMPENSATION, GUARANTEED RESIDUAL VALUE, CORRECTION OF VALUES, PAYMENT FORM AND FEES:
4.1-
The term of the lease is the term set forth in field 13 and begins on the date of execution of the ASSETS RECEIPT AND ACCEPTANCE FORM, or on the date of its delivery to LESSEE pursuant to item 2.4 of clause 2;

4.2-
LESSEE undertakes to pay compensations in the quantity, value, payment form and frequency set forth in fields 14 and 19, monetarily corrected according to what is set forth in field 18, on the following dates:

a)	if the payment form is in advance, the first one on the date of the receipt of the ASSETS;
b)	if the payment form is retroactive, the first one on the date of the same month of the date of receipt of the ASSETS, observing the frequency set forth in field 19;
c)	the others, in both cases, on the same day of each of the following months, according to the frequency set forth in field 19.
4.3-
When contracted in pre-established compensations according to what is set forth in field 18, LESSEE may settle, in whole or in part, this agreement, provided that after the lapse of the minimum legal lease term set forth for the type of asset leased, event in which, for Micro-companies or Small-Sized Companies, the calculation of the settlement value shall observe the following discount rates:

4.3.1-
Agreement with a remaining term of up to 12 months: the discount rate shall be equal to the Intern Return Rate of the agreement, assessed considering the compensations, guaranteed residual value and other obligations, and the total value leased;

4.3.2-	Agreement with a remaining term higher than 12 months;
4.3.2.1-
If the settlement takes place, in whole or in part, within the term of seven (7) days as of the date of start of the lease, pursuant to clause 4.1, the discount rate shall be equal to the one set forth in item 4.3.1 of this clause;

4.3.2.2-
If the settlement takes place, in whole or in part, after the term set forth in item 4.3.2.1 above, the discount rate shall be equivalent to the difference between the Intern Return Rate assessed in item 4.3.1 of this clause and the Selic rate on the date of the contract, adding to this difference the Selic rate in force on the date of the settlement request;

4.4-
LESSEE undertakes to perform the payment of the Guaranteed Residual value pursuant to what is set forth in field 15, that is, at the receipt of the Assets, and/or, apportioned, along with the compensations of the lease, and/or at the end of the agreement, along with the last compensation of the lease, monetarily corrected according to what is set forth in field 18 and shall be observed the following conditions:

4.4.1-	Legal Entities;
4.4.1.1-	It shall not be included in the determination of the actual profit of LESSEE;
4.4.1.2-	It shall be accounted for in LESSEE’s asset account;
4.4.2-
The preview of LESSEE paying the Guaranteed Residual Value at any time throughout the term of the agreement does not characterizes the exercise of the purchase option of the Assets that may be exercised only at the end of the agreement.

4.5-
At the end of the Lease, if LESSEE opts for the acquisition of the ASSETS, the advanced value shall be used by LESSOR to the settlement of the Guaranteed Residual Value, and the sale shall be carried out for such value. If, however, LESSEE opts for the return of the ASSETS, LESSOR, proceeding with the sale, shall credit the product to the current account of LESSEE held at the Branch set forth in field 1 of the caput, or shall make available resources from the sale by means of the issuance of DOC/TED to LESSEE or by any other payment instrument, observed the rules spent by the Central Bank of Brazil, discounted the value of eventual expenses arising out of this Agreement. If LESSEE opts for the renewal of the lease, the advanced value shall not be refunded to LESSEE, and it may, however, be used for the payment of the compensations and/or of the Guaranteed Residual Value, related to the renewal period;

4.6-
In the case of termination of the agreement, at any time and for any of the causes, the advanced value shall not be refunded, and may, however, be compensated at the amortization of the Guaranteed Residual Value, set forth in field 15, monetarily corrected pursuant to field 18;

Date: January 21, 2010 Initials	4/10 3rd copy - Client

4.7-
It set forth in field 18 the monetary correction according to the variation of the exchange rate, LESSEE acknowledges that the payment of the ASSETS shall be made with resources from loans contracted abroad, pursuant to a Registry Certificate issued by the Central Bank of Brazil, being calculated the correction based on the variation of the exchange rate between the quotation set forth by the Central Bank of Brazil for the purchase of North-American dollars on the date of the effective date of the lease and its quotation for sale on the date of expiration of the obligations set forth in this agreement:

4.7.1-
It is understood, therefore, that at all times in which the Brazilian monetary authorities set forth the devaluation of the national currency or determine any measure that, direct or indirectly, results in an increase or rise of the debt, it shall be fully born by LESSEE.

4.8-
It set forth in field 18 the monetary correction agreed herein, LESSEE represents that it has full knowledge that the payment of the Assets shall be made with resources obtained by LESSOR at the National Financial System, with which it will enable its commercial lease operations and that in the event of termination or freezing thereof, or if for any reason it is impossible its application, the correction of the compensations, of the Guaranteed Residual Value and the commitment fee shall be calculated by means of the index or fee indicated by the proper authorities, and if no index is indicated Lessor shall calculate the monetary correction based on the cost of collection of resources in the Financial System, in order to keep the financial-economic balance of this operation.

4.8.1-
Once set forth in field 18 the monetary correction according to the variation of the CDI, LESSEE expressly agrees that all of its obligations set forth in this agreement shall be readjusted according to the variation of the Interbank Deposit Certificate (hereinafter referred to as “CDI”), published by the Clearing House for the Custody and Financial Settlement of Securities (CETIP), thus LESSOR will use the variation of the CDI for the assessment and readjustment of all values owed by LESSEE as a result of this agreement, upon the application of the following formula:

VR = V x (1 + Vn), where:
VR = Readjusted Value;
V = Readjustable Value;
Vn = Daily variation of the CDI accumulated since (i) two business days immediately previous to the effective date of the Lease, pursuant to clause 4.1, up to two business days immediately previous to the expiration date of each obligation related to this agreement, or (ii) for the calculation of the commitment fee: two business days immediately previous to the date of disbursement made by LESSOR up to two business days immediately previous to the assessment date of the Readjusted Value.
4.8.2-
If the financial conditions agreed on the date of execution of this Agreement, or those related to the collection of resources, throughout the term of the Agreement, incur in any change by governmental authorities at the active and/or passive charges in force in the financial system, such as defining prices, freezes, contingencies, suspension or prohibition or any other kind of intervention, hindering the maintenance of the bases originally agreed, then, in this case, the parties will negotiate, in common agreement, new financial conditions that enable the proceed and balance of the Agreement, upon the execution of the amendment, duly dated and signed by the parties.

4.8.3-
If, on the date of expiration of the obligation, the parameter set forth in field 18 or the replacement index to be applied is not available for calculation of the compensation, of the Guaranteed Residual Value and of the commitment fee, the respective debit may be made by the same values paid on the immediately previous month. The difference assessed at the time of availability thereof, with the addition of the charges set forth in field 16, shall be settled by LESSEE on the date of the assessment, or along with the compensation of the following month, as set forth in field 21 of the caput.

4.9-
In addition to the correction and the charges set forth above, if there is any legal provision, or effective with characteristics of law, establishing or increasing taxes, rates, warehouses, compulsory loans, credit contingency or any other measure that, in any way, changes, direct or indirectly, the costs of collection of resources by LESSOR, such costs will be refunded by LESSEE;

4.10-	The payments set forth in this Agreement shall be made by means of debit to current account or bank docket, observing the term set forth in field 21 of the caput.
4.10.1-
In included in field 21 of the caput the option of debit to current account, LESSEE authorizes, hereby, irrevocably and unconditionally, that all values defined in function of this Agreement are paid by means of debit to the current account set forth in field 1 of the caput, held by LESSEE with Banco Bradesco S.A., being authorized by LESSEE to perform the respective entries.

4.10.1.1-
If there is no sufficient balance in the current account and Branch set forth in field 1 of the caput for the settlement or amortization of the amounts owed, LESSOR may instruct Banco Bradesco S.A. to perform the entry of the respective debit, in any account that LESSEE, the GUARANTOR or SURETIES hold or that may hold in any branch of Banco Bradesco S.A.

4.10.2-
If in field 21 of the caput there is the option of bank docket, LESSEE authorizes the issuance, irrevocably and unconditionally, of these dockets for the performance of the payments scheduled, which shall be issued and submitted by Banco Bradesco S.A. to LESSEE’s address set forth in field 4 of the caput.

4.10.2.1-	If there is any change of address, LESSEE shall, promptly, inform LESSOR this change, under the penalty of assuming that the bank dockets were submitted by LESSEE on the last address informed.
4.10.2.2-
If LESSEE failed to receive the bank docket up to the date of the respective expiration, this event shall not constitute a permit to LESSEE to pay said debt in delay, and LESSEE, on the date of expiration, shall pay said debt at any Branch of Banco Bradesco S.A. without delay.

Date: January 21, 2010 Initials	5/10 3rd copy - Client

4.11-
LESSEE shall pay the Credit Opening Fee in the value set forth in field 20, when owed, as well as other Fees that may be owed, pursuant to the Fees Table attached at the Branches of Banco Bradesco, observed the payment form selected by it in field 21 of the caput.

4.11.1-
LESSEE represents to be aware that if it authorizes or requests any other service or product after the execution of this lease it shall be subject to the payment of the bank fees permitted by the Central Bank of Brazil, for the values and conditions in force at the time of each request or authorization, according to the Fees Table attached to the branches of Banco Bradesco and available atwww.bradesco.com.br, for the payment form selected in field 21.

5-	CHARACTERIZATION, USE AND MAINTENANCE OF THE ASSETS:
LESSEE undertakes to:
5.1-
Keep in a visible location signs or plates that demonstrate the same as ownership of LESSOR, with dimensions, characteristics and at the location considered satisfactory by it, in a way to clearly evidence its ownership over the same, LESSEE bearing with all expenses;

5.2-
Install them in a proper location for its perfect functioning and preservation and use the same in the specific destination, in compliance with the technical recommendations of the manufacturer, and by people duly qualified;

5.3-
Adopt all measures and cares to keep the ASSETS in perfect conditions of use and functioning, therefore, hereby, LESSOR conveys all guarantees and rights to technical assistance guaranteed by the manufacturer, LESSOR being fully release in this respect;

5.4-
Replace, on its own account and risk, the parts and accessories due to wear and tear, defect, damage or destruction, by original parts and accessories, observing the technical recommendations of the manufacturer, which are incorporated to the ASSETS and to the property of LESSOR, not being applicable any indemnity of withholding right;

5.5-
Not performing any change or addition to the ASSETS, in no event, without the previous authorization by LESSOR, in writing. Once authorized the addition or change of parts, pieces and accessories, that, at the option of LESSOR, does not decreases the value or use of the ASSETS, shall be promptly incorporated thereto, as of ownership of LESSOR, without right to any payment, compensation, advantage or withholding;

5.6-	Answer for the risks of destruction, loss, robbery, theft, regardless of the cause of the event, keeping, therefore, under its safeguard and surveillance;
5.7-
Answer for any personal or material damages caused by it, directly or indirectly resultant from the use of the ASSETS, indemnifying THIRD PARTIES damages, LESSOR being fully released from any civil or criminal liability, including for judicial or extrajudicial expenses and attorney’s fees that LESSOR may spend to protect its rights;

5.8-
Answer, when with respect to vehicles, for all acts performed by its drivers, pursuant to the laws, decrees, regulations, resolutions or any acts that the competent bodies may issue, in particular the Brazilian Traffic Code;

5.9-
Deliver to LESSOR, previous to the receipt of the ASSETS, when installed in a real estate of ownership of THIRD PARTIES, a statement signed by the owner, with signature acknowledged in NOTARY’S OFFICE, representing that LESSOR is the legal and exclusive owner of the ASSETS and that it or its successors may not exercise over the ASSETS any right or privilege;

5.10-
In the event of intending, in any way, to dispose or encumber the real estate, it shall previously deliver LESSOR a statement of the future owner or creditor, with signature acknowledged in NOTARY’S OFFICE for the same purposes set forth in the previous item;

5.11-
Not removing the ASSETS from the location of installation, without the previous authorization in writing by LESSOR. The ASSET leased being the Tax Coupon Equipment (ECF), shall be obtained also an authorization from the Federal Revenue.

5.12-	Not dispose, encumber, lease or sublease the ASSETS, nor constitute or enable the constitution of burdens of any nature, that may affect direct or indirectly LESSOR’s rights;
5.13-
Not execution a lease or mortgage agreement or any other agreement related to the real estate where are installed or stored the ASSETS, that may restrict or hinder LESSOR’s right to inspect or remove the same;

5.14-
Deliver to LESSOR the original copy of the Vehicle Registry Certificate (CRV), issued by DETRAN [Department of Motor Vehicles], or any other document related to the ASSETS and that in its understanding is required to the protection of its rights and interests, as well as those evidencing its regular licensing;

5.15-
Inform LESSOR an eventual hindrance, arrest, seizure, trespassing or any other measure affecting the ASSETS with at least forty eight (48) hours as of the end of the term that LESSOR has to cause the defense of its rights and interests, not being released, however, from adopting the applicable judicial measures.

Date: January 21, 2010 Initials	6/10 3rd copy - Client

6-	INSPECTION OF THE ASSETS:
LESSOR, by itself or by its officers, reserves the right to inspect the ASSETS, as well as the compliance with the conditions of the guarantee, preservation and use state, LESSEE undertaking to facilitate the free access to the ASSETS. Once verified any abnormality or lack of preservation thereto, LESSOR shall notify, in writing, LESSEE so that it may, within fifteen (15) days, proceed with the repairs and restoration required or proceed with the due replacement of the ASSETS. If, after notified, LESSEE does not comply with these obligations, LESSOR, without prejudice to the right to terminate this agreement, may perform such services on the account and risk of LESSEE, performing or replacing what is required and collecting all expenses incurred, with the addition of twenty per cent (20%) of the amount, as administration fee. The inspection constitutes LESSOR’s right and no right rises from such inspection or lack to inspect to LESSEE nor, whether performed or not, releases it from the compliance with its conditions or obligations.
7-	ASSIGNMENT OF RIGHTS:
LESSEE may not assign, at any title, the ownership of the ASSETS nor the rights and/or obligations arising out of this agreement, without the express authorization of LESSOR, which reserves the right to reject it, at its sole option and without any justification. LESSOR, however, may assign, guarantee or transfer all rights attributed to it by force of this agreement.
8-	TAXES, FEES AND CONTRIBUTIONS:
8.1-
With exception to the income taxes, Services Tax, PIS/PASEP [Employee’s Profit Participation Program / Public Service Employee Savings], the last two according to the rates currently in force, all other taxes, fees, contributions of any nature, as well as current or future licenses, records, services, of any kind, and, further, fines, interests arising out of these charges or taxes, whether as a result of this agreement, or as a result of the ownership, use, availability, remit, transport, or any other, are, also, born by LESSEE, which payment is its responsibility;

8.2-
If the rates of the Services Tax (ISS) and of PIS/PASEP are increased, the difference shall be charged from LESSE that, hereby, authorizes LESSOR, according to what6 is set forth in field 21, to debit such difference in its current account set forth in field 1 of the caput or to issue a collection bank docket in the value correspondent to such difference.

8.3-
LESSEE is entitled to contest entries or the imposition of any tax, administratively or judicially, by means of an attorney selected in mutual agreement with LESSOR, which shall be kept informed on the process status up to the final judgment, everything being at the account and risk of LESSEE, surviving its obligations even after the end of this agreement, bearing with the burdens of the process intended.

9-	INSURANCE:
9.1-
LESSEE shall keep the ASSETS throughout the term of this agreement insured against robbery, theft, fire, material damages and civil liability before third parties, without prejudice to the contract of mandatory insurances. The insurances, except of civil liability, shall be made with a beneficiary clause on behalf of LESSOR. LESSEE shall forward LESSOR the insurance policy, which shall cover, at least, the cost of the ASSETS, the renewals shall be made, at least, for the market value of the ASSETS. Throughout the term of the agreement, if verified at any time the noncompliance with this item, shall be of exclusive liability of LESSEE, any claims, both due to personal accidents as well as for damages to the property of third parties, not attributing to LESSOR any liability with respect to the lack of coverage of the ASSETS.

9.2-
If LESSEE verifies, at any time, that the value insured will not be sufficient to cover the market value of the ASSETS or to meet all its obligations before LESSOR, it shall provide freely the execution of the complementary insurance agreement applicable to prevent against risks to which it is subject, since it will not be legally entitled to claim loss of the ASSETS and the coverage by the Insurer to be released from the commitments assumed under this agreement.

9.3-	In the event of claim importing in the destruction, irreparable damage or loss of possession, in whole or in part, of the ASSETS, the parties may opt:
9.3.1.
Provided that LESSEE is up-to-date with its obligations, for the replacement of the ASSETS, to be made by indication of LESSEE, upon the acquisition of other ASSETS equivalent to those lost, which price shall be paid with the results of the indemnity that, if insufficient, shall be complemented by LESSEE, keeping the agreement in force without solution of continuity;

9.3.2.
For the termination of this agreement ofpleno jure, assessing, then, the total of LESSEE’s debit, which comprises the compensations owed and unpaid and those payable, the Guaranteed Residual Value and any other amounts owed, this amount being deducted from the value of the indemnity paid by the INSURER, and the advance of the Guaranteed Residual Value, if any, LESSEE undertaking to cover the balance assessed, under the penalty of default. If the value of the indemnity received is superior to the debit, LESSOR shall deliver LESSEE the excess, by means of credit to its current account set forth in field 1 or credit available.

9.3.3.
LESSEE represents to be aware that in no event LESSOR shall be held responsible or bound, in any way, with respect to damages caused to third parties, or indemnities for the loss of possession, in whole or in part, of the ASSETS, direct or indirect losses, loss of profits, or cancellation of the insurance policy due to the lack of payment of the insurance premium or claim from LESSOR differences with respect to the values paid by INSURER;

9.4-
In the event of claim not resulting in the destruction, irreparable damage or loss of possession, in whole or in part, of the ASSETS, the parts may opt for the termination of this agreement or for the destination of the product of the indemnity over the payment of the repairs, parts and labor required to restore it to the perfect use and functioning conditions, and if the indemnity is insufficient LESSEE shall perform the complementation with proper resources, the agreement remaining in force:

Date: January 21, 2010 Initials	7/10 3rd copy - Client

9.4.1-
In this event LESSEE undertakes to continue performing the regular payment of the compensations and of the Guaranteed Residual Value, without any solution of continuity, and, if so desired, it is responsible for executing the insurance agreement for the coverage of the loss of profits, in a INSURANCE to be selected by it, bearing exclusively with the premium and other expenses or charges;

9.4.2-	If LESSEE fails to adopt the measures attributed to it to restore the ASSETS to perfect use and functioning conditions, LESSOR may consider this agreement terminated;
9.4.3-
In the case of termination of the agreement, in any of the events, LESSEE undertakes to pay the debit that will be calculated up to the date of termination, LESSOR deducting the indemnity received from the INSURER and, if any, the value of the advance set forth in item 4.3 of clause 4, under the penalty of default.

10-	PAYMENTS TO THIRD PARTIES:
All amounts owed by LESSEE to Third Parties as a result of this agreement, shall be paid in a timely fashion, and LESSOR may demand the production of the respective payment slips, when so desired. Without prejudice to this Agreement being considered terminated of pleno jure, in the event of noncompliance with this obligation, LESSOR may opt for performing the payments, being subrogated thereto the creditor’s rights, LESSEE undertaking to refund to it, prompt, the amount spend by LESSOR plus interests and charges set forth in clause 13, Banco Bradesco S.A. being authorized, hereby, irrevocably and unconditionally, to promote, observed the payment form set forth in field 21, the debit to the current account and Branch set forth in field 1 of the caput, or in any other account held by the GUARANTORS and CO-DEBTORS in any Branch of Banco Bradesco S.A., or, further, if the case may be, to issue the collection bank docket in the corresponding value.
11-	GUARANTEE PROMISSORY NOTE:
11.1-
In order to guarantee the payment of all obligations arising out of this agreement, LESSEE issues and delivers to LESSOR in a “pro-solvendo” character a Promissory Note with full exchange effects, which value is set forth in field 17, duly guaranteed;

11.2-
Whenever as a result of the correction of the debt, or of the change of the rates for the collection of resources, the value of the Promissory Note issued hereby no longer represents the same guarantee proportion initially established, LESSEE undertakes to represent the same proportion of the maximum term determined to it by LESSOR, complementary Promissory Notes with the co-obligation of the same GUARANTORS, so that it is ensured at all times the minimum guarantee established;

11.3-
The GUARANTORS of the promissory note set forth in item 11.1 above are included hereto, also, as co-debtors expressly consenting with this agreement, being unconditionally responsible with LESSEE, irrevocably and unconditionally, for the full compliance with all obligations assumed herein, pecuniary or not, including for the monetary correction of the compensations and the Guaranteed Residual Value, as well as for all charges contracted, including for the consequences of change of the rates for the collection of the resources, so that, jointly, GUARANTOS’ obligations will be understood at all times for the entire debt;

11.3.1.
in the event of the hypothesis set forth in item 11.2 above, GUARANTORS and JOINT DEBTORS undertake to guarantee the promissory notes that LESSEE may issue under the terms of this agreement, without prejudice to the joint liability, if, for any reason, it is not possible the issuance of complementary promissory notes.

12-	DEFAULT:
12.1-
LESSOR may consider this agreement terminated of pleno jure, regardless of any letter or judicial or extrajudicial notice, what will cause the advance expiration and the prompt enforcement of all obligations, including of the Guaranteed Residual Value, in the following hypothesis, in addition to others set forth in law, if LESSEE and/or GUARANTORS:

12.1.1-
Fail to pay timely any Compensation, Guaranteed Residual Value, Commitment Fee, Insurance Premium, fail to refund any amount that LESSOR may eventually spend, and/or fail to comply in the proper form and time with any obligation set forth in this Agreement;

12.1.2-	Incur in a legitimate protest of title;
12.1.3-
Become insolvent, if required their bankruptcy or, further, if required judicial and/or extrajudicial recovery or in the event of verification of another event indicating a change in the economic-financial state of LESSEE, or of GUARANTORS;

12.1.4-	Incur in any judicial measure that may affect the credit rights or guarantees granted;
12.1.5-	Assign, in whole or in part, its goodwill, or transfer in any way its rights and obligations.
12.1.6-
Use the Assets for purposes foreign to its economic activities, or to enable to be operated by not qualified people in opposition to the specifications and recommendations and, further, if enabled the use by foreign people or in the interest of others;

12.1.7-	Fail to comply or respect the clauses and conditions of the Insurance Agreement and/or if LESSEE fails to perform the proper maintenance and preservation of the Assets;
12.1.8-	Provided misstatements or misinformation and/or in the event of mistake in any document delivered to LESSOR;
12.1.9-
If, as a result of the disposal, merger, incorporation, spin-off, or any other corporate reorganization process, the shareholding control or of corporate quotas of LESSEE and/or of the GUARANTORS are changes in a way that the participation of the current and respective controllers in the capital stock is reduced and, thus, hinder, severally or in consequence according to shareholders or quotaholders, the right to: (I) exercise, permanently, the majority of the votes at the resolutions of the general meeting; (II) elect the majority of the LESSEE’s and/or GUARANTOR’s administrators, and (III) effectively use its power to direct the social activities and orient the functioning of LESSE’s and/or GUARANTOR’s bodies.

Date: January 21, 2010 Initials	8/10 3rd copy - Client

12.2-
In the event of default, LESSE’s ownership shall become illegal, characterizing disseisin regardless of any notice, and LESSOR may demand the return of the ASSETS or the payment of the entire debt balance comprising the compensations usually expired, as well as those expired in advance, the Guaranteed Residual Value and all other amounts owed under this Agreement;

12.3-
In the event of return of the ASSETS, LESSEE is responsible for the payment of the compensations owed and payable, of the Guaranteed Residual Value, and other amounts owed. After the sale of the ASSETS, if the price is not sufficient to the settlement of the debit, LESSEE and GUARANTORS undertake to perform the payment of the difference verified, under the penalty of foreclosure. If the price is superior to the amount of the debt, LESSOR shall deliver LESSEE the excess, by means of credit to its current account set forth in field 1 of the caput or, if the case may be, shall make available the resources in excess by means of issuance of DOC/TED to LESSEE or by another payment instrument, observed the rules issued by the Central Bank of Brazil;

13-	ARREARS:
In the event of default or arrears, the arrears charges shall be required for the period as of the date of the default or arrears up to the effective settlement of the debt, to be constituted as follows:
13.1-
For as long as the default lasts, for the Compensation Rate – Operations in Delay in force at the time, published atwww.bradesco.com.br and at the Fees Table attached at the branches of Banco Bradesco S/A;

13.2-	Arrears interests of one per cent (1%) per month, or fraction thereof, over the principal in addition to the charges set forth in the previous item;
13.3-	Fine of two per cent (2%) over the total owed and,
13.4-	Collection expenses, save the same right on behalf of LESSEE, in addition to extrajudicial attorney’s fees of ten per cent (10%) over the value of the debt balance.
14-	REPLACEMENT OF ASSETS:
LESSEE may request LESSOR, and it may accept or not, the replacement of the leased ASSETS by other assets with equivalent and identical characteristics, undertaking, however, to the exercise of this right, to indicate the name of the purchaser of the ASSETS to be replaced, for the issuance of the documents related to the sale that may be made for the market price or for the acquisition price, in case of sale or return to the proper SUPPLIER. LESSEE shall be fully liable for the payment of an eventual price difference verified between the new ASSETS and the replaced ones, as well as for all charges and expenses arising out of such replacement, including tax charges. The replacement shall be processed by means of an amendment to the agreement, and only after its execution and delivery to LESSOR of the documents related to the acquisition of the new ASSETS it will release the ASSETS replaced.
15-	LESSE’S OPTIONS:
15.1-	Once LESSEE is in compliance with its obligations, it is entitled to opt, upon written notice to LESSOR, within sixty (60) days in advance to the end of the term of this agreement:
15.1.1-	for the purchase of the ASSETS, upon the payment of the Guaranteed Residual Value, in the condition mentioned in field 15, updated monetarily pursuant to field 18;
15.1.2-	for the renewal of the lease, for the term and under the conditions agreed by the parties based on the Guaranteed Residual Value, monetarily corrected pursuant to field 18;
15.1.3-
for the return of the Assets, LESSEE guaranteeing the Guaranteed Residual Value set forth in field 15, monetarily corrected pursuant to field 18. In this case, the Assets shall be sold for the best offer, and if the price obtained is inferior to the Guaranteed Residual Value, monetarily corrected, LESSEE undertakes to pay the difference, in addition to the expenses with the sale; if the difference is superior, it shall be credited to LESSE’s current account, or at credit available, deducted the expenses.

15.2-
Once expired the Lease term, if LESSEE failed to return the ASSETS or failed to opt for its renewal, within the term set forth above, such omission will constitute the implicit acceptance of the purchase option, being obliged to pay the Guaranteed Residual Value, readjusted for its value monetarily corrected pursuant to field 18, which value shall be charged, observed the option set forth in field 21 of the caput, by means of bank docket or debit to the current account set forth in field 1 of the caput, or, in the absence of balance in such account, to any other account held by LESSEE or by its GUARANTORS and CO-DEBTORS in any branch of Banco Bradesco S.A., which debit is hereby authorized to the Banco Bradesco S.A., irrevocably and unconditionally, by LESSEE and by the GUARANTORS and CO-DEBTORS. If there is no balance available to the accounts or if the bank docket is not settled up to its expiration, LESSOR may opt for the refund of the ASSETS or promoting the collection of the readjusted Guaranteed Residual Value, LESSEE may not call the right to withhold the ASSETS.

16-	RETURN OF THE ASSETS:
LESSEE undertakes to refund the ASSETS at the end of the term of this agreement, if it did not opt for the purchase or its renewal, within forty eight (48) hours, in the same preservation and functioning conditions in which it received, save for the natural wear and tear, under the penalty of characterizing disseisin.
16.1-
The ASSETS shall be delivered to LESSOR at the place designated by it, LESSEE bearing with the expenses of removal or transport, the carrier being selected in mutual agreement and shall be entirely free and clear from any burden, encumbrances or third parties rights, clean of any names or identification of LESSEE.

Date: January 21, 2010 Initials	9/10 3rd copy - Client

17-	CONFIDENTIALITY:
LESSEE undertakes, under its name and on behalf of its employees or officers, to keep confidentiality over all confidential information, protected or not by records and patents, with respect to the ASSETS.
18-	CREDIT RISK CENTRAL:
LESSEE authorizes LESSOR to disclose any data of this agreement that are required to the Credit Risk Central system, pursuant to the resolution No. 2.390, as of May 22, 1997, of the CENTRAL BANK OF BRAZIL.
19-	REGISTRY OF THE AGREEMENT:
This agreement may be registered at the domicile of the parties at the Registry of Titles and Documents, LESSEE bearing with all expenses that, if carried out by LESSOR, shall be promptly refunded, by means of debit to the current account set forth in field 1 of the caput or upon the payment of the collection bank docket in the corresponding value, observed the payment form set forth in 21 of the caput.
20-	JURISDICTION:
It is hereby elected the Jurisdiction of the District Court of the domicile of LESSEE to settle all matters inherent to this Agreement.

The parties names, qualified and undersigned contract this Commercial Lease for the assets set forth in field 11, in twenty one clauses, which the parties undertakes to observe and comply with, by themselves and their successors. In witness whereof, the parties sign this instrument in face of two witnesses.

Alô Bradesco
SAC – Costumer Service
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Date: January 21, 2010 Initials	10/10 3rd copy - Client